EXHIBIT 15.2

December 16, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 16, 2004, except for Note 1 which is dated as of December 16, 2004 on our review of interim financial information of Toyota Motor Credit Corporation (the “Company”) as of and for the period ended June 30, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-103406, 333-103406-01 and 333-113680).

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP